As filed with the Securities and Exchange Commission on September 21, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under the Securities Act of 1933

Compass Minerals International, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
36-3972986
(I.R.S. Employer Identification Number)
9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Lorin Crenshaw
Chief Financial Officer
9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeffrey D. Karpf, Esq.
Francesca L. Odell, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006-1404
(212) 225-2000

Approximate date of commencement of proposed sale to the public:
From time to time, after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934. (Check one):
Large Accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act of 1933.   ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion. Dated September 21, 2023.
Prospectus
7,034,609 Shares
Compass Minerals International, Inc.
Common Stock

KM&T Investment Holdings, LLC (“KM&T Investment”), may offer and sell up to 7,034,609 shares of our common stock, par value $0.01 per share, from time to time in one or more offerings.
The registration statement of which this prospectus forms a part is being filed pursuant to the registration rights set forth in the Stock Purchase Agreement (as defined herein). The Stock Purchase Agreement requires us to use reasonable best efforts to file this registration statement with the Securities and Exchange Commission for the resale of the shares of our common stock that are owned by KM&T Investment. We do not know when, if, or in what amounts KM&T Investment may offer shares of our common stock for sale. KM&T Investment might not sell any or all of the shares of our common stock offered pursuant to this prospectus. We have agreed to bear the expenses in connection with the registration of the shares of our common stock pursuant to this prospectus, other than underwriting discounts, selling commissions, stock transfer taxes and fees of counsel for KM&T Investment incurred in connection with the registration and sale of such shares. We are not selling any shares of our common stock pursuant to this prospectus and will not receive any proceeds from sales of shares of our common stock offered by KM&T Investment.
This prospectus describes the general manner in which the shares of our common stock may be offered and sold by KM&T Investment. To the extent applicable, the specific terms and manner in which shares of our common stock may be offered and sold will be provided in one or more supplements to this prospectus. Any applicable prospectus supplements may also supplement, update or amend information contained in this prospectus, including information about KM&T Investment, the relationship between KM&T Investment and us, and information about Compass Minerals International, Inc. (the “Company” or “Compass Minerals”) and our common stock. You should read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest.
KM&T Investment may offer, sell or otherwise dispose of our common stock in a number of different ways and at varying prices. For example, KM&T Investment may offer shares of our common stock through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers, on a continuous or delayed basis. The shares may be offered at fixed prices, prevailing market prices, at prices relating to prevailing market prices or at negotiated prices, or otherwise. Any prospectus supplement for an offering may provide additional detail about the plan of distribution for that offering. For general information about the distribution of shares offered, please see “Plan of Distribution” in this prospectus.
Our common stock is listed on the New York Stock Exchange under the symbol “CMP.” The last reported sale price of our common stock on the New York Stock Exchange on September 20, 2023 was $27.48 per share.

Investing in our common stock involves certain risks. See “Risk Factors” on page 6 of this prospectus and any risk factors included in or incorporated by reference into any applicable prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2023

We are responsible for the information contained and incorporated by reference in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus prepared by us or on our behalf. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We and KM&T Investment are not making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document containing the information.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Pursuant to this shelf registration process, KM&T Investment may offer and sell the shares of our common stock in one or more offerings from time to time.
This prospectus provides you with a general description of our common stock that KM&T Investment may offer. Each time KM&T Investment sells shares of our common stock, to the extent applicable, we may provide one or more prospectus supplements that will contain specific information about the terms of the offering, including the specific amounts, process and terms of the offered shares of common stock. Any applicable prospectus supplement(s) may also add, update or change information, including information about us, contained in this prospectus. We are not, and nothing in this prospectus, any accompanying prospectus supplement and/or any applicable free writing prospectus, should be interpreted as us making any recommendation as to whether any person should buy any shares of our common stock in any offering done by KM&T Investment pursuant to this prospectus or any applicable prospectus supplement or any applicable free writing prospectus, or whether any investor should hold any such shares of common stock purchased in any such offering. You should also not consider any information in this prospectus, any accompanying prospectus supplement and/or any applicable free writing prospectus to be investment, legal or tax advice provided to you by us. We are not selling any shares of common stock pursuant to this prospectus or any applicable prospectus supplement or any applicable free writing prospectus, and will not receive any proceeds from sales of shares our of common stock offered by KM&T Investment. Before making your investment decision, you should carefully read both this prospectus and any applicable prospectus supplements and/or any applicable free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
Unless the context otherwise indicates, references in this prospectus to “Compass Minerals,” “the Company,” “we,” “our” and “us” refer, collectively, to Compass Minerals International, Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website, http://www.compassminerals.com. Information contained in or accessible through our website is not part of or incorporated by reference, and shall not be deemed incorporated by reference, into this prospectus or any applicable prospectus supplement. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and shares of our common stock being offered by KM&T Investment. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the offering of the shares of common stock pursuant to the registration statement is terminated or completed, except that we are not incorporating any information included in a Current Report on Form 8-K (including any exhibits) that has been or will be furnished (and not filed) with the SEC, unless the information is expressly incorporated herein:
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Annual Report on Form 10-K for the fiscal year ended September 30, 2022, including those portions of our Proxy Statement on Schedule 14A filed with the SEC on January 3, 2023 that are incorporated by reference in such Annual Report;

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Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2022, March 31, 2023 and June 30, 2023;

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Current Reports on Form 8-K filed on October 18, 2022, November 16, 2022, November 22, 2022, February 21, 2023 as amended by the Form 8-K/A filed on June 30, 2023, April 4, 2023, April 4, 2023, May 4, 2023, May 5, 2023 and May 9, 2023 (excluding any information furnished in such reports under Item 7.01 or Item 9.01); and

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The description of our common stock attached as Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent amendments and reports to update that description.

Copies of these filings are available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this document through the SEC website at www.sec.gov, by going to our Investor Relations page on our corporate web site at http://www.compassminerals.com, by requesting them from us at the following address: Compass Minerals International, Inc, 9900 West 109th Street, Suite 100, Overland Park, Kansas 66210, Attention: Investor Relations, or by telephone at (913) 344-9200.
Information contained in or accessible through our website is not part of or incorporated by reference, and shall not be deemed incorporated by reference, into this prospectus or any applicable prospectus supplement. Our website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only.

FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus and the documents incorporated by reference herein, including without limitation our or management’s beliefs, expectations or opinions; statements regarding future events or future financial performance; our plans, objectives and strategies; plans to develop our lithium resource, including market entry; our outlook, including expected sales volumes and costs; the useful life of our mine properties; our expectation of extending the Goderich mine mineral lease; conversion of mineral resources into mineral reserves; existing or potential capital expenditures, capital projects and investments; the industry and our competition; projected sources of cash flow; potential legal liability; proposed legislation and regulatory action; the seasonal distribution of working capital requirements; our reinvestment of foreign earnings outside the United States (“U.S.”); repatriation of foreign earnings to the U.S.; payment of future dividends and ability to reinvest in our business; our ability to optimize cash accessibility and minimize tax expense; our debt service requirements; our liquidity needs; funding obligations for our United Kingdom (“U.K.”) pension plan; future tax payments, refunds and valuation allowances; leverage ratios; realization of potential savings from our restructuring activities; outcomes of matters with taxing authorities; the effects of currency fluctuations and inflation, including our ability to recover inflation-based cost increases; the seasonality of our business; the effects of climate change; and the impact of COVID 19 or other infectious outbreaks and the war in Ukraine on us, are forward-looking statements. Any applicable prospectus supplement and the documents incorporated by reference therein may also contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. We use words such as “may,” “would,” “could,” “should,” “will,” “likely,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “forecast,” “outlook,” “project,” “estimate” and similar expressions suggesting future outcomes or events to identify forward-looking statements or forward-looking information. These statements are based on our current expectations and involve risks and uncertainties that could cause our actual results to differ materially. Forward-looking statements are only predictions and are subject to certain risks and uncertainties that may cause our actual results to differ materially from the forward-looking statements expressed or implied in this report as a result of factors, risks, and uncertainties, many of which are not under our control.
Although we believe that the expectations reflected in the forward-looking statements are reasonable as of the date such statement was made, we cannot guarantee future results, levels of activity, performance or achievements. We do not undertake, and hereby disclaim any obligation or duty, unless otherwise required to do so by applicable laws, to update any forward-looking statement after the date such statement was made regardless of any new information, future events or other factors. The inclusion of any statement in this prospectus, any applicable prospectus supplement or in the documents incorporated by reference herein or therein does not constitute our admission that the events or circumstances described in such statement are material to us.
For a discussion of some of the specific factors, risks and uncertainties that may cause our actual results to differ materially from those projected in any forward-looking statements, see our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents incorporated by reference in this prospectus and in any applicable prospectus supplement. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

OUR BUSINESS
Compass Minerals is a leading producer of essential minerals, including salt, sulfate of potash (“SOP”) specialty fertilizer and magnesium chloride. As of June 30, 2023, we operated 12 production and packaging facilities, including:
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The largest rock salt mine in the world in Goderich, Ontario, Canada;

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The largest dedicated rock salt mine in the U.K. in Winsford, Cheshire;

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A solar evaporation facility located near Ogden, Utah, which is both the largest sulfate of potash specialty fertilizer production site and the largest solar salt production site in the Western Hemisphere; and

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Several mechanical evaporation facilities producing consumer and industrial salt.

Our Salt segment provides highway deicing salt to customers in North America and the U.K. as well as consumer deicing and water conditioning products, ingredients used in consumer and commercial food preparation, and other salt-based products for consumer, industrial, chemical and agricultural applications in North America. In the U.K., we operate a records management business utilizing excavated areas of our Winsford salt mine with one other location in London, England.
Our Plant Nutrition segment produces and markets SOP products in various grades worldwide to distributors and retailers of crop inputs, as well as growers and for industrial uses. We market our SOP under the trade name Protassium+®.
In May 2023, we completed the purchase of Fortress North America, LLC (“Fortress”), a next-generation fire retardant company dedicated to developing and producing a portfolio of magnesium chloride-based aerial and ground fire retardant products to help combat wildfires. Magnesium chloride is an existing product stream out of our Ogden, Utah, solar evaporation facility. During the third quarter of fiscal 2023, Fortress entered into an agreement with the U.S. Forest Service to supply product and provide associated services for the 2023 fire season.
Additionally, we are pursuing development of a sustainable lithium brine resource near Ogden, UT to support the North American battery market.
Our principal executive offices are located at 9900 West 109th Street, Suite 100, Overland Park, KS 66210, and our telephone number is (913) 344-9200.

RISK FACTORS
Investing in our common stock involves risks. Before deciding to purchase any shares of our common stock, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risk factors in the documents incorporated by reference in this prospectus or any applicable prospectus supplement are not necessarily presented in the order of probability of occurrence. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus or any applicable prospectus supplement are those we believe may materially affect our Company and the trading price and marketability of our common stock at the respective times those disclosures were made. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations. If any of these risks actually occurs, the impacts may cause the trading price of our common stock to decline or significantly fluctuate and the marketability of our common stock and the availability of a trading market for our common stock could be materially and adversely impacted, any of which could result in you losing all or a part of your investment in our common stock.

USE OF PROCEEDS
Pursuant to the registration rights set forth in the Stock Purchase Agreement, we are filing the registration statement of which this prospectus forms a part to permit KM&T Investment to resell shares of our common stock, as described in the sections entitled “Selling Stockholder,” beginning on page 10 of this prospectus, and “Plan of Distribution,” beginning on page 12 of this prospectus. We are not selling any shares of our common stock pursuant to this prospectus and will not receive any proceeds from the sale of shares of our common stock by KM&T Investment. We have agreed to bear the expenses in connection with the registration of the shares of our common stock pursuant to this prospectus, other than underwriting discounts, selling commissions, stock transfer taxes and fees of counsel for KM&T Investment incurred in connection with the registration and sale of such shares.

DESCRIPTION OF COMMON STOCK
The following description sets forth certain general terms and provisions of the common stock that KM&T Investment may offer pursuant to this prospectus. This summary does not describe every aspect of our common stock and is subject, and is qualified in its entirety by reference, to all of the provisions of our amended and restated certificate of incorporation (the “Certificate of Incorporation”) and our by-laws (the “By-laws”), each of which are filed as exhibits to the registration statement of which this prospectus forms a part. For purposes of this description, references to “the Company,” “the issuer,” “we,” “our” and “us” refer only to Compass Minerals International, Inc. and do not include any of the Company’s current or future subsidiaries.
General
The Company’s authorized capital stock consists of 200,000,000 shares of our common stock and 10,000,000 shares of preferred stock, par value $0.01 per share, 200,000 shares of which have been designated as Series A Junior Participating Preferred Stock. As of September 19, 2023, 41,154,624 shares of common stock and no shares of preferred stock were issued and outstanding.
Voting Rights
The holders of common stock are entitled to one vote for each share held of record on the applicable record date for all matters submitted to a vote of stockholders. Generally, matters to be voted on by stockholders must be approved by a majority of the votes cast. For the election of members to the Board of Directors of the Company (the “Board”), a nominee for director will be elected to the Board if the number of votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election; provided, however, that, if the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast. The holders of common stock have no cumulative voting rights.
Dividend Rights
Subject to any preferential rights of any outstanding shares of preferred stock, if any, holders of our common stock are entitled to receive dividends as may be declared by the Board out of funds legally available to pay dividends.
Liquidation Rights
In the event of liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of our common stock are entitled to share in any distribution of our assets after payment of liabilities, and the liquidation preference of any outstanding preferred stock, if any.
Other Rights
The holders of the common stock have no preemptive rights to purchase or subscribe for any stock or other securities nor any conversion rights. There are no redemption, purchase, retirement or sinking fund provisions with respect to our common stock.
Anti-Takeover Effects of Provisions in our Certificate of Incorporation, our By-laws and the Delaware General Corporation Law (“DGCL”)
Provisions in Our Certificate of Incorporation and Our By-laws
Certain provisions contained in our Certificate of Incorporation and our By-laws may be deemed to have an anti-takeover effect or may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in the stockholder’s best interests, including those attempts that might result in a premium being paid over the market price for the shares held by a stockholder.
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Size of Board:   The size of the Board is determined by the Board, provided that the number of directors must be at least three persons.

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Director Vacancies:   Vacancies on the Board, including vacancies resulting from an enlargement of the Board, are filled only by vote of a majority of our directors then in office, even if less than a quorum remains on the Board.

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Stockholder Action:   Any action required or permitted to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent.

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Special Meetings:   Special meetings of stockholders can only be called by the Board, the President or the Chairman of the Board.

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Advance Notice Requirements for Stockholder Action:   Our By-laws contain provisions requiring advance notice be delivered to the Company of any business to be brought by a stockholder before an annual meeting and providing for procedures to be followed by stockholders in nominating persons for election to the Board. Stockholders at an annual meeting can only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, entitled to vote at the meeting and who has delivered timely written notice in proper form to the secretary of the stockholder’s intention to bring such business before the meeting. These provisions may have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our common stock.

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Issuance of Preferred Stock:   The Board may by resolution establish one or more series of preferred stock, having such number of shares, designation, relative voting rights, dividend rates, liquidation or other rights, preferences and limitations as may be fixed by the Board without any further stockholder approval. Such rights, preferences, privileges and limitations may have the effect of impeding or discouraging the acquisition or control of the Company.

Provisions in the DGCL
Our Certificate of Incorporation expressly states that we have elected not to be governed by Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of such corporation approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.
Listing
Our common stock is listed on the New York Stock Exchange under the ticker symbol “CMP.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is ComputerShare Trust Company, N.A.

SELLING STOCKHOLDER
KM&T Investment has provided the information in the following paragraph and the table below with respect to KM&T Investment and the number of shares of our common stock that KM&T Investment beneficially owns for inclusion in this prospectus. We assume no liability for the completeness, correctness or accuracy of any such information included in this section that is provided by KM&T Investment.
KM&T Investment is a stockholder of the Company and, as of September 19, 2023, holds 7,034,609 shares of common stock to be registered pursuant to the registration statement of which this prospectus forms a part.
The following table sets forth certain information about KM&T Investment as of September 19, 2023. The shares covered by this prospectus may be offered from time to time by KM&T Investment, as more fully described in the section entitled “Plan of Distribution,” beginning on page 12 of this prospectus. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this prospectus also covers any additional shares of common stock that may become issuable in connection with shares of common stock sold by reason of a stock dividend, stock split or other similar transaction effected without us receiving any cash or other value, which results in an increase in the number of our shares of common stock outstanding.
Except as otherwise indicated, ownership is determined in accordance with the rules of the SEC relating to beneficial ownership and includes voting or investment power with respect to shares. As of September 19, 2023, there were 41,154,624 shares of common stock of the Company outstanding.
	Shares of Common Stock Beneficially Owned Prior to this Offering		Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After this Offering(1)
Name of Selling Stockholder	Number	Percentage	Number	Number	Percentage
KM&T Investment Holdings, LLC(2)	7,034,609	17.09%	7,034,609	—	—

(1)
We do not know when, if, or in what amounts KM&T Investment may offer shares of our common stock for sale. KM&T Investment might not sell any or all of the shares of our common stock offered pursuant to this prospectus. Because KM&T Investment may offer any amount of the shares of common stock pursuant to this prospectus, we cannot estimate the number of shares of common stock that will be held by KM&T Investment after completion of an offering. We do not know when or in what amounts KM&T Investment may acquire or dispose of shares of our common stock that are not covered by this prospectus. However, for purposes of this table, we have assumed that, after completion of this offering, none of the shares covered by this prospectus will be held by KM&T Investment.

(2)
KM&T Investment is beneficially owned by Koch Minerals & Trading, LLC (“KM&T”), KM&T is beneficially owned by Koch Solutions, LLC (“Koch Solutions”), and Koch Solutions is beneficially owned by Koch Industries, Inc (“Koch Industries”), in each case by means of ownership of all voting equity instruments. Koch Industries, Koch Solutions and KM&T may be deemed to beneficially own the shares of common stock held by KM&T Investment by virtue of (i) Koch Industries’ beneficial ownership of Koch Solutions, (ii) Koch Solutions’ beneficial ownership of KM&T, and (iii) KM&T’s beneficial ownership of KM&T Investment. The business address of each of the foregoing entities is 4111 East 37th Street North, Wichita, Kansas 67220.

Material Relationships Between the Selling Stockholder and Compass Minerals
Stock Purchase Agreement
On September 14, 2022, we entered into a Stock Purchase Agreement with KM&T (the “Stock Purchase Agreement”) pursuant to which we agreed to issue and sell in a private placement to KM&T or certain of its affiliates 6,830,700 shares of our common stock for an aggregate purchase price of $252 million (the “Private Placement”). On October 18, 2022, we consummated the Private Placement. Pursuant to the Stock Purchase Agreement, among other things, KM&T Investment has a right to appoint two designees to the Board, has certain obligations to us concerning the voting of its shares of our common stock, is subject to customary transfer and standstill restrictions, and has certain preemptive rights, customary information rights and customary registration rights, pursuant to which we are filing the registration statement of which this prospectus forms a part.
The description of the Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as Exhibit 4.3 to the registration statement of which this prospectus forms a part.
Directors and Officers
Jon A. Chisholm has been a member of the Board since November 2022. Mr. Chisholm has been the managing director for Koch Disruptive Technologies, a subsidiary of Koch Industries, since 2022. Prior to this position, Mr. Chisholm was vice president of Koch Minerals and Trading, LLC, from 2014 to 2022. Mr. Chisholm started his career at Koch Industries in 2005 and has held several roles across various Koch Industries subsidiaries.
Shane T. Wagnon has been a member of the Board since November 2022. Mr. Wagnon has been the vice president of Trading and Terminals for Koch Carbon, LLC, a subsidiary of Koch Industries, since 2019. From 2012 to 2019, Mr. Wagnon was general manager of Koch Industries’ Global Sulfur business. Mr. Wagnon joined Koch Industries in 2004 via its INVISTA subsidiary.

PLAN OF DISTRIBUTION
KM&T Investment may offer and sell all or a portion of the shares of our common stock covered by this prospectus from time to time, together or separately, in one or more or any combination of the following transactions:
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on the NYSE, in the over-the-counter market or on any other national securities exchange on which our common stock is listed or traded;

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in privately negotiated transactions;

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in underwritten transactions;

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in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

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through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

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in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

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in short sales entered into after the effective date of the registration statement of which this prospectus is a part;

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“at the market” or through market makers or into an existing market for the securities;

•
through distribution to members, limited partners or stockholders of KM&T Investment;

•
a combination of any such methods of sale; and

•
through any other method permitted by applicable law.

KM&T Investment, as used herein, includes permitted donees, pledgees, transferees or other successors-in-interest selling shares of our common stock or interests therein received after the date of this prospectus from KM&T Investment as a gift, pledge, partnership distribution or other transfer.
KM&T Investment may sell the shares of our common stock at fixed prices, prevailing market prices, at prices relating to prevailing market prices or at negotiated prices, or otherwise. The offering price of the securities from time to time will be determined by KM&T Investment and, at the time of the determination, may be higher or lower than the market price of our common stock on the NYSE or any other exchange or market.
KM&T Investment may also sell our common stock short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. KM&T Investment may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with us and with KM&T Investment. KM&T Investment may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from KM&T Investment or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. KM&T Investment and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by KM&T Investment and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act. At the time a particular offering of the shares of our common stock offered hereby is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from KM&T Investment and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
To facilitate the offering of securities covered by this prospectus, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales of our common stock, which involve the sale by persons participating in the offering of more common stock than KM&T Investment sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing our common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if our common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We have agreed to indemnify KM&T Investment against certain liabilities related to the sale of the shares of our common stock pursuant to this prospectus, including liabilities under the Securities Act. Additionally, we and KM&T Investment may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of such shares, including liabilities under the Securities Act. KM&T Investment has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.
In addition, upon being notified by KM&T Investment that a permitted donee, pledgee, transferee or other successor-in-interest intends to sell securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.
We and KM&T Investment are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by KM&T Investment. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of KM&T Investment and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, KM&T Investment may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.
In the ordinary course of their business activities, any underwriter, broker-dealer or agent and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our common stock and other instruments. Any underwriter, broker-dealer or agent and their respective affiliates may also engage in transactions with or perform services for us or provide other types of financing to us in the ordinary course of their business.

We have agreed to bear the expenses in connection with the registration of the shares of our common stock pursuant to this prospectus, other than underwriting discounts, selling commissions, stock transfer taxes and fees of counsel for KM&T Investment incurred in connection with the registration and sale of such shares.

LEGAL MATTERS
The validity of the common stock offered pursuant to this prospectus will be passed upon by Mary L. Frontczak, Chief Legal and Administrative Officer and Corporate Secretary.
EXPERTS
The consolidated financial statements of Compass Minerals International, Inc. appearing in Compass Minerals International, Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2022, and the effectiveness of Compass Minerals International, Inc.’s internal control over financial reporting as of September 30, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Compass Minerals International, Inc. did not maintain effective internal control over financial reporting as of September 30, 2022, based on Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weaknesses described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

7,034,609 Shares
Compass Minerals International, Inc.
Common Stock
           , 2023

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Sale and Distribution
Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the sale and distribution of the offered shares of common stock.
SEC registration fee	$21,605.22
Printing and engraving	$5,000.00
Accounting fees and expenses	$35,000.00
Legal fees of registrant’s counsel	$150,000.00
Legal fees of selling stockholder’s counsel	$10,000.00
Miscellaneous	$3394.78
Total	$225,000.00*

*
Excludes any brokerage fees or commissions payable by KM&T Investment.

In the event securities being offered pursuant to this registration statement are distributed in an underwritten offering, we anticipate that additional expenses will be incurred. An estimate of the aggregate expenses in connection with the issuance and distribution of securities being offered will be included in any relevant applicable prospectus supplement.
We will bear all of the expenses shown above with the exception of the legal fees of selling stockholder’s counsel. All amounts are estimates except for the SEC registration fee.
Item 15.   Indemnification of Directors and Officers
The following summary is qualified in its entirety by reference to the complete DGCL and the Certificate of Incorporation.
Article Sixth of the Certificate of Incorporation eliminates the personal liability of directors to the Company or its stockholders, to the fullest extent permitted under Section 102(b)(7) of the DGCL. Pursuant to Section 102(b)(7) of the DGCL, a corporation may eliminate the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such a provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under § 174 of the DGCL regarding liability for unlawful dividends or stock repurchases and redemptions, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the corporation.
The Certificate of Incorporation and By-laws provide for the indemnification of all officers or directors to the fullest extent permitted by the DGCL and the Certificate of Incorporation. Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The DGCL also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent. Compass Minerals has purchased and maintains insurance on behalf of the Company’s directors and officers.
In addition, we have entered into separate indemnification agreements with each of our directors and officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines and amounts paid in settlement of any claim. The indemnification agreements also provide for the advancement of payment of expenses to the indemnitee.
Item 16.   Exhibits
Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement*
4.1	Amended and Restated Certificate of Incorporation of Compass Minerals International, Inc. (incorporated herein by reference to Exhibit 3.1 to Compass Minerals International, Inc.’s Current Report on Form 8-K filed on May 19, 2020).
4.2	By-laws of Compass Minerals International, Inc., amended and restated as of December 26, 2020 (incorporated herein by reference to Exhibit 3.1 to Compass Minerals International, Inc.’s Current Report on Form 8-K filed on December 30, 2020).
4.3	Stock Purchase Agreement, dated as of September 14, 2022, by and between Compass Minerals International, Inc. and Koch Minerals & Trading LLC (incorporated herein by reference to Exhibit 10.1 to Compass Minerals International, Inc.’s Current Report on Form 8-K filed on September 14, 2022).
5.1	Opinion of Mary L. Frontczak, Chief Legal and Administrative Officer and Corporate Secretary.**
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.**
23.2	Consent of Mary L. Frontczak, Chief Legal and Administrative Officer and Corporate Secretary (included in the opinion filed as Exhibit 5.1 filed herewith).
24.1	Power of Attorney for directors and certain officers (incorporated by reference to the signature page of this Registration Statement).**
107	Filing Fee Table.**

*
If applicable, to be filed as an Exhibit to a Current Report on Form 8-K or in an amendment to this registration statement.

**
Filed herewith.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and
(iv) any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.
(f) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on September 21, 2023.
COMPASS MINERALS INTERNATIONAL, INC.
By:
/s/ Lorin Crenshaw

Lorin Crenshaw
Chief Financial Officer
SIGNATURES & POWERS OF ATTORNEY
Each of the undersigned directors and officers of Compass Minerals International, Inc. hereby constitutes and appoints Kevin S. Crutchfield, Lorin Crenshaw and Teresa D. Cook, and each of them with power to act alone, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments or supplements to this Registration Statement on Form S-3 or other applicable form, with all exhibits thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date
/s/ Kevin S. Crutchfield Kevin S. Crutchfield	President and CEO and Director (Principal Executive Officer)	September 21, 2023
/s/ Lorin Crenshaw Lorin Crenshaw	Chief Financial Officer (Principal Financial Officer)	September 21, 2023
/s/ Teresa Cook, CPA Teresa Cook, CPA	Chief Accounting Officer (Principal Accounting Officer)	September 21, 2023
/s/ Jon A. Chisholm Jon A. Chisholm	Director	September 21, 2023
/s/ Richard P. Dealy Richard P. Dealy	Director	September 21, 2023
/s/ Edward C. Dowling, Jr. Edward C. Dowling, Jr.	Director	September 21, 2023

Signature	Title	Date
/s/ Jill Gardiner Jill Gardiner	Director	September 21, 2023
/s/ Gareth T. Joyce Gareth T. Joyce	Director	September 21, 2023
/s/ Melissa M. Miller Melissa M. Miller	Director	September 21, 2023
/s/ Joseph E. Reece Joseph E. Reece	Director	September 21, 2023
/s/ Shane T. Wagnon Shane T. Wagnon	Director	September 21, 2023
/s/ Lori A. Walker Lori A. Walker	Director	September 21, 2023